Exhibit 99.1

SiriusXM Adds Approximately 1,700,000 Net Subscribers in 2011

Beats Subscriber Guidance

NEW YORK – January 4, 2012 – Sirius XM Radio (NASDAQ: SIRI) at a conference today announced that it ended the year with nearly 21.9 million subscribers, reporting approximately 540,000 net new subscribers in the fourth quarter and approximately 1,700,000 for the full year 2011.

“Based on preliminary subscriber data, we are very pleased to announce that SiriusXM exceeded its subscriber guidance for the year. Our subscriber growth accelerated in 2011 as net additions grew approximately 20%, delivering our best year for net additions since the merger and demonstrating the strong continuing demand for our unmatched audio content,” said Mel Karmazin, Chief Executive Officer, SiriusXM.

The company reiterated its existing financial guidance for 2011 and 2012 and expects to announce 2012 subscriber guidance and complete 2011 results in February.

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About Sirius XM Radio

Sirius XM Radio is America's satellite radio company.  SiriusXM broadcasts more than 135 satellite radio channels of commercial-free music, and premier sports, news, talk, entertainment, traffic, weather, and data services to over 21 million subscribers. SiriusXM offers an array of content from many of the biggest names in entertainment, as well as from professional sports leagues, major colleges, and national news and talk providers.

SiriusXM programming is available on more than 800 devices, including pre-installed and after-market radios in cars, trucks, boats and aircraft, smartphones and mobile devices, and consumer electronics products for homes and offices. SiriusXM programming is also available at siriusxm.com, and on Apple, BlackBerry and Android-powered mobile devices.

SiriusXM has arrangements with every major automaker and its radio products are available for sale at shop.siriusxm.com as well as retail locations nationwide.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intend,” “plan,”  “projection,” “outlook” or words of similar meaning.  Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control.  Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement:  our competitive position versus other forms of audio and video entertainment; our ability to retain subscribers and maintain our average monthly revenue per subscriber; our dependence upon automakers and other third parties; potential economic recessionary trends and uncertain economic outlook; our substantial indebtedness; and the useful life of our satellites, which, in most cases, are not insured.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2010, which is filed with the Securities and Exchange Commission (the "SEC") and available at the SEC’s Internet site (http://www.sec.gov).  The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

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E - SIRI

Contact Information for Investors and Financial Media:

Investors:

Hooper Stevens

212 901 6718

hooper.stevens@siriusxm.com

Media:

Patrick Reilly

212 901 6646

patrick.reilly@siriusxm.com